Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement No. 333-231867 on Form S-3, Registration Statement No. 333-187846 on Form S-8, Registration Statement No. 333-211447 on Form S-8, and Registration Statement No. 333-256551 on Form S-8, of Hemisphere Media Group, Inc. of our report dated June 5, 2021, relating to the consolidated financial statements of Pantaya, LLC as of and for the years ended March 31, 2021 and 2020 appearing in this Current Report on Form 8-K/A of Hemisphere Media Group, Inc.

/s/ Ernst & Young LLP

Los Angeles, California
June 16, 2021